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                                                                      EXHIBIT 11

                     ATALANTA/SOSNOFF CAPITAL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
               THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                             THREE MONTHS ENDED               SIX MONTHS ENDED
                                                  JUNE 30,                        JUNE 30,
                                           ---------------------            --------------------

                                           1998             1997            1998            1997
                                           ----             ----            ----            ----

PRIMARY:
     Earnings:
     Net income                          $1,884,113      $3,588,252      $3,674,477      $5,837,476
                                         ==========      ==========      ==========      ==========


Weighted average common shares

  outstanding                             9,587,401       8,812,401       9,587,401       8,812,401

Add - common stock equivalents

  from in the money options                  22,119          17,388          20,777          16,140
                                         ----------      ----------      ----------      ----------

Dilutive weighted average common

 shares outstanding                       9,609,520       8,829,789       9,608,178       8,828,541
                                         ==========      ==========      ==========      ==========


Earnings per common share - basic        $     0.20      $     0.41      $     0.38      $     0.66
                                         ==========      ==========      ==========      ==========

Earnings per common share - diluted      $     0.20      $     0.41      $     0.38      $     0.66
                                         ==========      ==========      ==========      ==========


Antidilutive options                     ----------      ----------      ----------      ----------
                                         ==========      ==========      ==========      ==========



           SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



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